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                                                                    EXHIBIT 10.2

                               SECOND AMENDMENT TO
                          NEWFIELD EXPLORATION COMPANY
                             1998 OMNIBUS STOCK PLAN
                           (AS AMENDED ON MAY 7, 1998)

         WHEREAS, NEWFIELD EXPLORATION COMPANY (the "Company") has heretofore adopted the NEWFIELD EXPLORATION COMPANY 1998 OMNIBUS STOCK PLAN (AS AMENDED ON MAY 7, 1998) (the "Plan") for the benefit of certain employees of the Company; and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of July 28, 2003:

         1. Subparagraph II(f) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(f)     "COMMITTEE" means the Compensation Committee of the
         Board."

         2. The following new Subparagraph (d) shall be added to Paragraph IV of the Plan:

                  "(d)     DELEGATION OF AUTHORITY BY THE COMMITTEE.
         Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate all or a portion of its powers, duties and responsibilities under the Plan to a subcommittee of the Committee. In particular, the Committee may delegate the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, to a subcommittee consisting solely of two or more members of the Committee who are outside directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of "Non-Employee Director" as defined in Rule 16b-3). The Committee may put any conditions and restrictions on the powers that may be exercised by such subcommittee upon such delegation as the Committee determines in its sole discretion, and the Committee may revoke such delegation at any time."

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.